UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

CASCADIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 30, 2018, Cascadian Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Seattle Genetics, Inc., a Delaware corporation (“Parent”), and Valley Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) at a purchase price of $10 per Share (the “Offer Price”), net to the seller in cash, without interest and subject to any required withholding taxes.

The Offer will expire at one minute after 11:59 p.m., New York City time, on the 20th business day following the commencement date of the Offer, unless extended in accordance with the terms of the Offer and the Merger Agreement.

The obligation of Merger Sub to consummate the Offer is subject to customary conditions set forth in the Merger Agreement, including (i) the number of Shares being validly tendered and not validly withdrawn prior to the expiration of the Offer constitute at least a majority of the then-outstanding Shares on a fully diluted basis as of the expiration of the Offer (excluding certain out-of-the-money options and warrants and unvested restricted stock units and options, as set forth in the Merger Agreement), (ii) the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (iii) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement).

Following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a subsidiary of Parent (the “Merger”). The Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), without a vote of stockholders of the Company. At the effective time of the Merger, each Share (other than Shares owned by Parent, Merger Sub, or any other direct or indirect wholly owned subsidiary of Parent, and Shares owned by the Company, or any direct or indirect wholly owned subsidiary of the Company, or by stockholders who have validly exercised their appraisal rights under Delaware law) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any required withholding taxes.

The Merger Agreement contains customary representations and warranties and covenants by the parties. Generally, the Company has agreed to operate its business in the ordinary course until the effective time of the Merger. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals relating to alternative transactions and certain restrictions on its ability to respond to such proposals, subject to certain limited exceptions to permit the Company’s board of directors (the “Board”) to comply with its fiduciary duties. Parent, Merger Sub and the Company have agreed to use reasonable best efforts to obtain approval under the HSR Act. The Merger Agreement contains certain termination rights of Parent and the Company and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $17,000,000.

Parent has obtained debt financing commitments from certain financial institutions to provide financing for the consummation of the transactions contemplated by the Merger Agreement. The Merger Agreement requires Parent to use its reasonable best efforts to obtain the financing on the terms and conditions described in the financing commitments, and the Company has agreed to provide customary and reasonable cooperation to assist Parent in arranging financing; however, the obligations of Parent and Merger Sub in connection with the Offer and the Merger are not conditioned on the availability of financing.

The Board (upon the unanimous recommendation of a transaction committee of the Board) unanimously: (i) determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, are fair to and in the best interests of the Company and its stockholders; (ii) approved the Merger Agreement and declared it advisable; (iii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger; (iv) resolved that the Merger shall be effected under Section 251(h) of the DGCL; and (v) recommended that the stockholders of the Company accept the Offer and tender their Shares to Merger Sub pursuant to the Offer.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms and is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Merger Agreement includes representations, warranties and covenants of Company, Parent and Merger Sub made solely for the benefit of the parties to the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the Company, Parent and Merger Sub in connection with the negotiated terms. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purposes of allocating risk among the Company, Parent and Merger Sub rather than establishing matters as facts. Accordingly, the Merger Agreement and the forgoing description of the Merger Agreement are not intended to be, and should not be relied upon as, characterizations of the actual state of facts and circumstances of the Company, Parent or Merger Sub.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 30, 2018, the Board unanimously determined that it was in the best interests of the Company and its stockholders to adopt, and did adopt, a bylaw amendment (the “Bylaw Amendment”), effective immediately, entitled “Exclusive Jurisdiction.” Pursuant to Section 115 of the DGCL, the Bylaw Amendment designates the Chancery Court of the State of Delaware (or, if the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) as the sole and exclusive forum, unless the Company consents in writing to the selection of an alternative forum, for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of, or a claim based on, breach of a fiduciary duty owed by any director, officer or other employee or stockholder of the Company, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Company’s Amended and Restated Certificate of Incorporation or Amended Bylaws or (iv) any action asserting a claim against the Company or any current or former director, officer, employee or stockholder governed by the internal affairs doctrine. A copy of the Bylaw Amendment is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 8.01. Other Events

On January 31, 2018, the Company and Parent issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1.

***

Additional Information about the Transaction

The Offer described in this communication has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the Offer with the SEC. The offer to purchase shares of Cascadian Therapeutics common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by Merger Sub and Parent, and the solicitation/recommendation statement will be filed with the SEC by the Company. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to Innisfree M&A Incorporated toll-free at (888) 750-5834.

Forward-Looking Statements

This Form 8-K may contain, in addition to historical information, certain forward-looking statements, including, without limitation, statements regarding the pending acquisition of the Company by Parent and its affiliates, including Merger Sub (the Offer, the Merger and other related transactions are collectively referred to as the “Transactions”). Often, but not always, forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “plans,” “expects,” “expected,” “will,” “intends,” “potential,” “project,” “possible,” “scheduled,” “estimates,” “intends,” “continue,” “ongoing,” “goal” and similar expressions or variations of such words and phrases or statements that certain actions, events, conditions, circumstances or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. Forward-looking statements involve risks and uncertainties related to the Company’s business and the general economic environment, many of which are beyond the Company’s control. Such uncertainties and risks include, without limitation: uncertainties as to the timing of the Offer and merger; uncertainties as to how many of the Company’s stockholders will tender their stock in the Offer; the possibility that various closing conditions for the Transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transactions; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effects of the Transactions (or the announcement thereof) on relationships with employees, customers, other business partners or governmental entities; transaction costs; the risk that the Transactions will divert management’s attention from the Company’s ongoing business operations; and other risks and uncertainties detailed from time to time in documents filed by the Company with the securities regulators in the United States on EDGAR and in Canada on SEDAR, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9 to be filed by the Company. These risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those projected in forward-looking statements. Although the Company believes that the forward-looking statements contained in this communication are reasonable as of the date hereof, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, conditions, circumstances or otherwise, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated January 30, 2018, by and among the Company, Seattle Genetics, Inc. and Valley Acquisition Sub, Inc.

3.1	Amendment to the Bylaws of Cascadian Therapeutics, Inc.

99.1	Joint Press Release, dated January 31, 2018.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated January 30, 2018, by and among the Company, Seattle Genetics, Inc. and Valley Acquisition Sub, Inc.

3.1	Amendment to the Bylaws of Cascadian Therapeutics, Inc.

99.1	Joint Press Release, dated January 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cascadian Therapeutics, Inc.

Date: January 31, 2018	By: /s/ Julia M. Eastland
Name: Julia M. Eastland
Title: Chief Financial Officer and Chief Business Officer